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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KMG AMERICA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	20-1377270
(State of Incorporation)	(IRS Employer Identification No.)
KMG America Corporation 6306 Maple Ridge Excelsior, Minnesota	55331
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):
File No. 333-117911.

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered:
Common Stock, par value $0.01 per share	New York Stock Exchange, Inc.

Securities registered pursuant to Section 12(g) of the Act: None.

        This filing relates to the New York Stock Exchange Original Listing Application filed by the registrant on September 30, 2004.

Item 1. Description of Registrant's Securities to be Registered.

        A description of the registrant's common stock is set forth under the caption "Description of Our Common Stock" in the Prospectus contained in the Registration Statement on Form S-1 (File No. 333-117911), as initially filed with the Securities and Exchange Commission on August 4, 2004, as amended (the "Registration Statement"). Such portion of the Registration Statement is incorporated herein by reference.

Item 2. Exhibits.

        Not applicable.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KMG AMERICA CORPORATION
Date: December 9, 2004	By:	/s/ KENNETH U. KUK
	Name:	Kenneth U. Kuk
	Title:	Chairman, President & Chief Executive Officer and Secretary

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURE